Exhibit 10.29

                      AGREEMENT TO PROVIDE LETTER OF CREDIT
                          AND FINANCIAL ACCOMMODATIONS

                                                                PHOENIX, ARIZONA
                                                               NOVEMBER __, 2001

     This agreement to provide letter of credit and financial accommodations (the "Agreement"), effective October __, 2001, is made between and among EBIZ ENTERPRISES, INC. ("EBIZ") and JONES BUSINESS SYSTEMS, INC. ("JBSI") (collectively, "Debtors"), and THE CANOPY GROUP, INC. ("Lender").

                                    RECITALS

     A. On or about September 7, 2001, Debtors filed their separate petitions for relief under Chapter 11 of the Bankruptcy Code ("Bankruptcy Petitions").

     B. Debtors are operating a business involved in the manufacture and sale of computers and computer components (the "Business"). Pursuant to Section 541 of the Bankruptcy Code, the business, personal property (furniture, fixtures and equipment) used therein, and accounts and accounts receivable generated therefrom are property of Debtors' estates.

     C. Debtors' purpose and intent in filing their respective Bankruptcy Petitions is to accomplish an effective reorganization of their business affairs and operations. Lender has entered into this Agreement in reliance on Debtors' intent as expressed in this paragraph.

     D. Lender is a secured creditor of Debtors, holding a properly perfected security interest in all of Debtors' personal property, by virtue of several prepetition loan arrangements pursuant to which Lender and Finova Capital
Corporation advanced funds to Debtors. The debt to Lender consists of four components: a term loan (the "TERM LOAN"), a line of credit (the "LINE OF CREDIT"), and two secured convertible promissory notes (the "NOTES"). The Term Loan, the Line of Credit and the Notes are collectively referred to hereinafter as the "CANOPY AGREEMENTS." Prior to the filing by Debtors of their Bankruptcy Petitions, Lender purchased the Term Loan and the Line of Credit from Finova, and Finova assigned its security interests and all other rights as against Debtors and their assets to Canopy.

     E. Debtors and Lender entered into a Stipulation Providing for Use of Cash Collateral and Adequate Protection of Secured Creditor's Lien dated September ___, 2001 (the "CASH COLLATERAL AGREEMENT") in which the Debtors confirmed the validity of Lender's security interest securing the Canopy Agreements, and granted to Lender a first position security interest in the accounts receivable of the Debtors, if any, generated post-petition, and in all inventory acquired by the Debtors post-petition and in the proceeds of same, to secure the Canopy Agreements owing by the Debtors to Lender to the extent of the cash collateral advanced by Lender to the Debtors pursuant to the Cash Collateral Agreement and not repaid by the Debtors, and any additional post-petition advances by Lender.

     F. Debtors have entered into an agreement with Textron Financial Corporation ("TEXTRON"), pursuant to which Textron has agreed to provide a floor financing facility to Debtors (the "TEXTRON FINANCING FACILITY") which will allow Debtors to purchase required materials from various vendors on favorable terms. The Textron Financing Facility is conditioned upon the posting of a letter of credit in the amount of $500,000.00 in favor of Textron (the "LETTER OF CREDIT") and approval by the Bankruptcy Court of that facility and this Agreement. Debtors have no ability to obtain such a letter of credit except through and from Lender. Obtaining the Letter of Credit in favor of Textron and other financial accommodations from Lender is critical to the ability of Debtors to continue their business operations, and without such financing Debtors believe they would likely not be able to operate successfully as a going concern. Entering into this Agreement is in the exercise of Debtors' best business judgment and in the best interest of Debtors.

     G. Lender, as a shareholder of EBIZ and creditor of the Debtors, believes it is in Lender's best interest to issue the Letter of Credit in favor of Textron so that the Debtors may continue operations.

     In consideration of the above recitals, the following representations, warranties, covenants and conditions, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

                                   SECTION ONE
              REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS

     Debtors represent, warrant, and covenant that:

          (1) Debtors have been duly incorporated and organized and are existing as corporations in good standing under the laws of their jurisdiction of incorporation; Debtors have the power and authority to own the property that serves as collateral for all of the advances and loans previously made by Lender to Debtors (the "COLLATERAL") and to enter into and perform this Agreement, and any other document or instrument delivered in connection herewith;

          (2) Debtors have good title to the Collateral and are the legal and beneficial owners thereof; and

          (3) Debtors shall execute, acknowledge, deliver, record and file such further instruments and do such further acts (including delivery of financing statements) as Lender in its sole and absolute judgment deems necessary, desirable or proper to carry out the purposes of this Agreement and to subject to the security interest created hereby any property intended to be covered hereby.

                                   SECTION TWO
                                LETTER OF CREDIT
                          AND FINANCIAL ACCOMMODATIONS

     Until further notice, and on the condition that Debtors not be in default with respect to any of the terms of this Agreement or any of the terms of the Textron Financing Facility, Lender will arrange to make available to Debtors the Letter of Credit issued by a financial institution in favor of Textron in the amount of Five Hundred Thousand Dollars ($500,000.00), provided, however, that the Debtors will pay any and all costs and expenses associated with the issuance of the Letter of Credit, including, but not limited to the annual letter of credit fee charged by the financial institution, and Lender will provide such further financial accommodations as are reasonably requested by the Debtors without additional cost or expense to Lender to maintain such Letter of Credit until the termination of the Textron Financing Facility. The initial term of the Letter of Credit will be one year, and the Letter of Credit will be automatically renewed upon payment by the Debtors of the required costs and fees; provided, however, that Lender may give notice to the financial institution that has issued the Letter of Credit at least sixty (60) days prior to the expiration of the Letter of Credit, or any renewal thereof, not to further renew the Letter of Credit, if this Agreement has terminated, as provided in Section Four below.

                                  SECTION THREE
                                  TERMS OF LOAN

     (1) Upon a default by Debtors under the terms of the Textron Financing Facility and any draw by Textron upon the Letter of Credit (a "LOC DRAW"), the amount of any such LOC Draw shall constitute a further advance by Lender to Debtors and an additional debt due and owing by Debtors to Lender. The amount of each advance resulting from an LOC Draw shall bear interest from the date of that LOC Draw until paid at the rate of twelve percent (12%) per annum (the "INTEREST RATE"). Any advance resulting from an LOC Draw is due and payable to Lender immediately on the date of the LOC Draw. All amounts are payable in lawful money of the United States.

                                  SECTION FOUR
                            TERMINATION OF AGREEMENT

     Lender shall have the option of terminating this Agreement and the rights and obligations of each of the parties hereunder on the occurrence of any of the following: (i) the close of business on the tenth (10th) day following receipt by Counsel for the Debtors of a Notice of Default and Termination from Lender describing with particularity the nature of the Debtors' breach of the terms of this Agreement, if the Debtors fail to cure that breach prior to that date and time; (ii) further order of the United States Bankruptcy Court for the District of Arizona presiding over the pending bankruptcy cases of the Debtors (the "Bankruptcy Court"); (iii) confirmation of a plan of reorganization in both of the Debtors' pending bankruptcy cases; (iv) the date of the entry of an order by the Bankruptcy Court converting either of the Debtors' pending bankruptcy cases to a case under Chapter 7 of the Bankruptcy Code; (v) dismissal of either of the Debtors' pending bankruptcy cases; (vi) failure of the Debtors to obtain from the Bankruptcy Court confirmation of a plan of reorganization proposed by the Debtors in either of the Debtors' pending bankruptcy cases within the period in which the Debtors have the exclusive right to file a plan of reorganization as provided in Section 1121(c)(2) and (3) and any period of extension as ordered by the Bankruptcy Court; or (vii) termination of the Textron Financing Facility. Notwithstanding the foregoing, the Debtors' obligation to repay any advance resulting from an LOC Draw on the terms provided herein and the Debtors' agreement not to make any additional purchases or pay any additional expenses utilizing credit extended pursuant to the Textron Financing Facility in the event of termination of this Agreement as provided below will survive any termination of this Agreement. In the event that this Agreement is terminated at the option of Lender pursuant to this Section, the Debtors agree that they will make no further purchase and they will pay no further expenses utilizing credit extended pursuant to the Textron Financing Facility.

                                  SECTION FIVE
                               SECURITY FOR LOANS

     The Debtors hereby grant to Lender a security interest in the accounts receivable of the Debtors, if any, generated post-petition, and in all inventory acquired by the Debtors post-petition and in the proceeds of same, and all other personal property of the Debtors acquired post-petition (including, but not limited to goods, general intangibles, and fixtures) to secure any advance resulting from an LOC Draw.

                                   SECTION SIX
                           OPTION TO CONVERT TO EQUITY

     The Debtors and Lender hereby agree that Lender shall have the right, at Lender's option, at any time prior to or on the effective date of the plan of reorganization to be proposed by the Debtors (the "Effective Date"), to convert $1,500,000 of the indebtedness owing from the Debtors to Lender pursuant to the Canopy Agreements ("Canopy Pre-Petition Debt") into equity of the reorganized Debtors as of the Effective Date. $500,000 of the Canopy Pre-Petition Debt may be converted at the price per share at which other parties advancing post-petition and pre-confirmation debt may convert such debt into equity of the reorganized Debtors (Textron will not be given that option). The remaining $1,000,000 of the Canopy Pre-Petition Debt may be converted into equity in the reorganized Debtors pursuant to the confirmed plan of reorganization of the Debtors at the lowest price per share provided in any such plan of reorganization for any shares of stock or warrants to be issued to any holders of prepetition claims or equity security interests. The Debtors agree to include Lender's option as provided in this Section Six in any plan of reorganization they may propose.

                                  SECTION SEVEN
                           AMENDMENT AND MODIFICATION

     This Agreement may not be amended, modified or changed, nor shall any waiver of any provision hereof be effective, except only by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought; provided, however, that this paragraph shall in no way be a limitation on the provisions of the consents and waivers set forth above.

                                  SECTION EIGHT
                  SEVERABILITY, ENFORCEABILITY AND CONSTRUCTION

     Each provision of this Agreement is intended to be severable. Debtors and Lender further intend and believe that each provision in this Agreement complies with all applicable local, state and federal laws and court decisions. However, if any provision or provisions in this Agreement is or are found by a court of law to be in violation of an applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion or provision(s) of this Agreement to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of Debtors and Lender that such portion, provision(s) shall be given full force and effect to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision(s) are not contained herein, and that the rights, obligations and interests of Debtors and Lender under the remainder of this Agreement shall continue in full force and effect.

                                  SECTION NINE
                               TIME OF THE ESSENCE

     Time is of the essence of this Agreement.

                                   SECTION TEN
                      GOVERNING LAW, JURISDICTION AND VENUE

     The enforcement, performance, discharge, lack of performance and formation of this Agreement shall be governed by, and construed and enforced in accordance with, the law of the State of Utah, regardless of any applicable conflict-of-law rules to the contrary.

     Debtors and Lender also hereby:

          (A) irrevocably submit to the jurisdiction of the Third Judicial District Court in and for Salt Lake County, State of Utah, or any successor to said court, and to the jurisdiction of the United States District Court for the District of Utah, or any successor to said court (hereinafter referred to as the "UTAH COURTS") for purposes of any suit, action or other proceeding which relates to the transactions contemplated in this Agreement;

          (B) to the extent permitted by applicable law, waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that they are not personally subject to the jurisdiction of the Utah Courts; that the suit, action or proceeding is brought in an inconvenient forum; that the venue of the suit, action or proceeding is improper; or that this Agreement or any transaction provided for herein may not be enforced in or by the Utah Courts; and

          (C) agree not to seek, and hereby waive, any collateral review by any other court with the exception of any timely filed appeal, which may be called upon to enforce the judgment or any of the Utah Courts, of the merits of any such suit, action or proceeding or the jurisdiction of said Utah Court.

                                 SECTION ELEVEN
                               ADDITIONAL ACTIONS

     Each party hereto agrees to do all acts and things and to make, execute, and deliver such written instruments and documents as shall from time to time be reasonably required to carry out the terms and provisions of this Agreement.

                                 SECTION TWELVE
                                 ATTORNEYS' FEES

     In the event of any claim, controversy or dispute arising out of or relating to this Agreement, or the breach thereof, the prevailing party shall be entitled to recover reasonable attorneys' fees incurred in connection with any arbitration or court proceeding set by the court sitting without a jury.

                                SECTION THIRTEEN
                               REMEDIES CUMULATIVE

     The remedies of the parties hereto under this Agreement are cumulative and shall not exclude any other remedies to which any party may be lawfully entitled.

                                SECTION FOURTEEN
                               COMPUTATION OF TIME

     Whenever the last day for the exercise of any privilege or discharge of any duty hereunder shall fall upon Saturday, Sunday or any public or legal holiday, whether under federal or state law, the party having such privilege or duty shall have until 5:00 p.m. (Mountain time) on the next succeeding regular business day to exercise such right or to discharge such duty.

                                 SECTION FIFTEEN
                                    AUTHORITY

     Any individual signing below on behalf of a corporation, partnership or other entity hereby personally represents that he or she has full authority to bind the party or parties on whose behalf he or she is signing subject only to Bankruptcy Court approval.

                                 SECTION SIXTEEN
                                ENTIRE AGREEMENT

     This Agreement, including the exhibits and schedules hereto, contains the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, express or implied, oral or written, among the parties with respect to such subject matter. The express terms of this Agreement shall control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Each of the exhibits and schedules hereto is incorporated herein by this reference and constitutes a part of this Agreement.

                                SECTION SEVENTEEN
                                   TERMINOLOGY

     All captions, headings or titles in the paragraphs or sections of this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement or a limitation of the scope of the particular paragraph or section to which they apply. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender, shall, where appropriate, include all other genders and the singular shall include the plural and vice versa.

                                SECTION EIGHTEEN
                                     NOTICES

     All communications or notices required or permitted to be given or served under this Agreement shall be in writing and shall be deemed to have been duly given or made if: (a) delivered in person or by courier (e.g., Federal Express);
(b) deposited in the United States mail, postage prepaid, for mailing by certified or registered mail, return receipt requested; or (c) sent by facsimile and addressed to the intended recipient at the address and/or the facsimile number set forth below such party's signature at the end of this Agreement. All communications and notices shall be effective upon delivery in person or by courier three (3) days after being deposited in the United States mail or two
(2) business hours after being sent by facsimile. Any party may change his or her address and/or facsimile number by giving notice, in writing, stating his or her new address and/or facsimile number, to all of the other parties in the foregoing manner. Copies of all notices to Debtors shall also be sent to Christopher R. Kaup, Esq., Tiffany & Bosco, P.A., 1850 North Central, Fifth Floor, Phoenix, Arizona 85004, facsimile: 602-255-0103. Copies of all notices to Lender shall also be sent to R. David Grant, Esq., Parsons Behle & Latimer, 201 South Main Street, Suite 1800, P.O. Box 45898, Salt Lake City, Utah 84145-0898, facsimile: 801-536-6111.

                                SECTION NINETEEN
                             SUCCESSORS AND ASSIGNS

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective assigns, legal representatives, executors, heirs and successors, provided, however, that no party hereto shall have the right to assign any right hereunder or delegate any obligation hereunder, in whole or in part, without the prior written consent of the other parties hereto, and any attempt to do so shall be void.

                                 SECTION TWENTY
                                  COUNTERPARTS

     This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same agreement. This Agreement shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

                                   LENDER:
                                   THE CANOPY GROUP, INC.


                                   By: /s/ Ralph Yarro
                                       -----------------------------------------
                                       Its President

                                       -----------------------------------------

                                       -----------------------------------------
                                        (Address)

STATE OF UTAH      )
                   ) ss.
COUNTY OF UTAH     )

     The foregoing instrument was acknowledged before me this ____ day of September, 2001, by __________________________, President of The Canopy Group Inc.


                                        ----------------------------------------
                                        Notary Public

My Commission Expires:

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                                   DEBTORS:
                                   EBIZ ENTERPRISES, INC.
                                   JONES BUSINESS SYSTEMS, INC.

                                   By: /s/ Bruce A. Parsons
                                       -----------------------------------------
                                       Bruce Parsons
                                       President of JBSI
                                       CEO of EBIZ
                                       10225 East Via Linda, Suite 300
                                       Scottsdale, Arizona  85258-5314

STATE OF ARIZONA     )
                     ) ss.
COUNTY OF MARICOPA   )

     The foregoing instrument was acknowledged before me this ____ day of September, 2001 by Bruce Parsons, CEO of EBIZ Enterprises, Inc., and President of Jones Business Systems, Inc.

                                        ----------------------------------------
                                        Notary Public

My Commission Expires:

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